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                                                                   EXHIBIT 10.17


                       CORN PRODUCTS INTERNATIONAL, INC.
                         EXECUTIVE LIFE INSURANCE PLAN

         Effective as of January 1, 1998, Corn Products International, Inc., a Delaware corporation ("CPI"), hereby establishes an Executive Life Insurance Plan by the adoption of this document.

                                   ARTICLE I

                         NAME, PURPOSE, AND DEFINITIONS

         Section 1.1.     Name.   This Plan shall be known as the "Corn
Products International, Inc. Executive Life Insurance Plan."

         Section 1.2.     Purpose.

                 (a) The purpose of this Plan is to encourage certain employees of the Company who contribute materially to the prosperity of the Company to remain in the employ of the Company, to provide incentives for such individuals to devote their full abilities and industry to the success and progress of the Company, and to encourage them to continue to promote the best interests of the Company. The Plan is also intended as a means of retaining employees of outstanding abilities and specialized skills by providing certain benefits, including potential death benefits for their families.

                 (b) The benefits made available under this Plan are in addition to any death benefits provided under other plans maintained by the Company. The benefits made available under this Plan are welfare benefits, and the Plan is intended to qualify as an employee welfare benefit plan under ERISA (as hereinafter defined). These benefits shall be separate and apart from and not in any way dependent upon, connected to or related to any retirement benefits provided by the Company and shall not be deemed to be benefits under an "employee pension benefit plan" as that term is defined in ERISA.

         Section 1.3.     Definitions.   Whenever used herein, the following
words and phrases shall have the meanings ascribed to them in this Section, unless otherwise specifically defined or unless the context clearly otherwise requires:

                 (a)   "Agreement" or "Participation Agreement":   An agreement
executed by CPC and a Participant under the Predecessor Plan, as described in
Section 3.2 hereof, which CPC has assigned to CPI with the Participant's consent, or an agreement executed by CPI.

                 (b)   "Beneficiary":   The beneficiary or beneficiaries
designated by the Participant (in the manner required by the Insurer) to receive a portion of the death benefit as provided in Section 4.5 hereof.

                 (c)   "Board of Directors" or "Board":   The Board of
Directors of CPI.





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                 (d)   "Code":   The Internal Revenue Code of 1986, as amended
and now in effect and as it may be amended from time to time. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

                 (e)   "Collateral Assignment":   The instrument by which the
Participant assigned certain Policy Rights to CPC under the Predecessor Plan or to CPI, as the case may be to secure payment of the Liabilities, which Policy Rights CPC has assigned to CPI with the Participant's consent.

                 (f)   "Committee":   The Pension and Welfare Committee
appointed by the Board of Directors to administer CPI's pension and welfare plans.

                 (g)   "Company":   CPI and all of its subsidiaries which
participate in this Plan with the written approval of the Committee, as provided herein. CPI and its subsidiaries which participate in this Plan, and their respective effective dates of participation, are listed on Exhibit A which is attached hereto and incorporated herein by this reference, and such Exhibit may be amended by the Committee from time to time.

                 (h)   "CPC":   means CPC International Inc., a Delaware
corporation.

                 (i)   "CPI":   means Corn Products International, Inc., a
Delaware corporation.

                 (j)   "Death Benefit":   The proceeds payable under a Policy
by reason of a Participant's death.

                 (k)   "Default":   A Participant's failure to make the
reimbursement or transfer of a Policy as provided in Section 4.4 hereof.

                 (l)   "Disability":   A physical or mental condition which
qualifies the Participant for disability benefits under CPI's long-term disability income plan for salaried employees, if any, or any similar successor program maintained by CPI; provided, however, if the Participant is not covered by any such plan for any reason at the time of his injury or illness, he will be under a Disability for purposes of this Plan if in the determination of the Plan Administrator, in the exercise of its sole and absolute discretion based upon competent medical evidence, the Participant's physical or mental condition totally and permanently prevents the Participant, for the first twelve months, from performing the material duties of his regular occupation, and thereafter from performing the material duties of any occupation for which the Participant would have been qualified in the absence of such disability.

                 (m)   "Dividends":   Dividends declared by the Insurer on a
Policy.  Dividends may or may not occur.





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                 (n)   "ERISA":   The Employee Retirement Income Security Act
of 1974, as amended and as now in effect, or as hereafter amended.

                 (o)   "Insurer":   Northwestern Mutual Life Insurance Company,
or such other insurance company as CPI may designate from time to time.

                 (p)   "Liabilities":   The amounts to which CPI is entitled
under this Plan and the Agreement.

                 (q)   "Participant":   An employee of a Company who meets the
conditions for participation in this Plan, and is made a participant hereunder, all in accordance with the provisions of Article III hereof.

                 (r)   "Plan Administrator" or "Administrator":   The
Committee.

                 (s)   "Policy":   A life insurance policy on the life of a
Participant as provided in Section 4.1 hereof.

                 (t)   "Policy Date":   The date of the Policy as shown on the
specifications page of the Policy.

                 (u)   "Policy Rights":   Any and all rights, options,
privileges and powers which a Policy grants to the owner of the Policy.

                 (v)   "Policy Year":   A period of twelve consecutive months
during which a Policy is in force. In the case of Policies transferred from the Predecessor Plan, the Policy Date began the first Policy Year and each anniversary thereof begins a subsequent Policy Year, provided the Policy is in force.

                 (w)  "Predecessor Plan":   means the CPC International Inc.
Executive Life Insurance Plan.

                 (x)   "Premiums":   The premium payable on a Policy.

                 (y)   "Reimbursement Trigger":   The first of the following to
occur:

                          (1) if the Participant's employment with the Company terminates for any reason after he attains age 55 and after the end of the 5th Policy Year, the Reimbursement Trigger shall occur on the later of (i) the end of the Policy Year closest to the Participant's 65th birthday or (ii) the end of the 15th Policy Year, provided that the Participant paid his share of the Premiums until the later of the two dates (for example, if the Policy Date is 12/31/93, the Participant retires at age 55 on 12/31/99, and pays his share of the Premiums until attaining age 65, the





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                 reimbursement trigger would occur when the Participant attains age 65 on December 31, 2009);

                          (2) if the Participant becomes subject to a Disability while working for the Company and was not able to return to work for the Company or any other employer because of such Disability, the later of the end of the Policy Year closest to the Participant's 65th birthday or the end of the 15th Policy Year, provided that the Participant paid his share of the Premiums until the later of the two dates;

                          (3) the Participant's employment with the Company terminates because of his death or under any circumstances not described in clauses (1) or (2);

                          (4) the Participant fails to timely pay his share of the Premiums through withholding or otherwise at any time for any reason;

                          (5) the Participant gives the Company written notice of cancellation of the Agreement;

                          (6) CPI terminates the Plan with respect to all Participants;

                          (7) CPI amends the Plan with respect to all Participants which causes a Reimbursement Trigger for such Participants; or

                          (8)     the Participation Agreement with the
                 Participant terminates for any reason.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

         Section 2.1.     Plan Administrator.

                 (a) The Committee shall be the Plan Administrator of this Plan, provided that the Board of Directors, at its option, may at any time assume the responsibilities of and act as the Committee if the Board of Directors so desires. The Committee shall act in accordance with the practices and procedures established by CPI and the Committee from time to time.

                 (b) The Committee shall have the power to designate one or more persons, other than members of the Committee, to carry out its administrative responsibilities. Any such designation shall be made in accordance with rules prescribed by the Committee. The Committee is authorized to employ accountants, counsel, and other consultants and to employ clerical assistance as it may require in carrying out the provisions of this Plan.





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                 (c)      The Committee shall administer the Plan in accordance
with its terms and shall have all powers necessary to carry out the provisions of the Plan (except such powers as are reserved or assumed by the Board of Directors), whether or not such powers are specifically enumerated herein, but not inconsistent with any of the express terms and provisions of this Plan.

                 (d) The Plan Administrator shall have the power to interpret, apply, and administer the provisions of this Plan, determine any questions of fact under this Plan, resolve any ambiguities under this Plan, and make all decisions and determinations necessary under this Plan or in connection with its administration, interpretation, and application, to the full extent permitted by law. The Committee shall have the authority in its discretion to identify the employees of the Company who satisfy the eligibility requirements set forth herein and are eligible to participate in this Plan. Decisions by the Committee shall be final and binding upon all parties to the extent permitted by law.

                 (e) A subsidiary of CPI must obtain the prior written approval of the Committee before it may be considered a "Company" for purposes of this Plan and as described in Section 1.3(g) of this Plan and before its employees may be eligible to participate in this Plan.

         Section 2.2.     Compensation of Committee Members.   Unless otherwise
determined by the Board of Directors, the members of the Committee shall serve without compensation for their services as such. All reasonable and necessary expenses of the Committee and its members, including but not limited to legal, accounting, and other professional fees and expenses, may be paid by CPI or reimbursed by CPI.

                                  ARTICLE III

                          ELIGIBILITY, PARTICIPATION,
                      AND AMOUNT OF DEATH BENEFIT PAYABLE
                          TO PARTICIPANT'S BENEFICIARY

         Section 3.1.     Eligibility.   Individual participation in the Plan
shall be determined in the sole and absolute discretion of CPI and shall be limited to those employees of a Company who (i) were participants in the Predecessor Plan on December 31, 1997, (ii) have consented (on a form provided by the Committee) to the assumption by CPI of all of the responsibilities and liabilities of CPC with respect to the applicable Policies and the assignment by CPC to CPI of the Collateral Assignment and the participation agreement in effect under the Predecessor Plan, and (iii) remain insurable at rates acceptable to CPI. CPI in its sole and absolute discretion may determine that any individual is no longer eligible to participate in this Plan. In addition, in the sole and absolute discretion of CPI, a United States citizen working outside the United States for a CPI affiliate on a full-time basis, and who meets all the requirements for eligibility other than being employed by a Company, may participate in this Plan. When an employee becomes a Participant in this Plan, his coverage under the Company's basic and supplemental term insurance will terminate. An employee is not ineligible to participate in this Plan solely because





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he is a member of the Board of Directors or the Committee or is a participant in any Company plan other than the Company's basic and supplemental term insurance plan.

         Section 3.2.     Participation.   Each employee of the Company
eligible to be a Participant hereunder shall be required as a condition of participation to execute such forms and documents as CPI or the Committee may require from time to time. By means of the Participation Agreement (and any other documents), the employee and CPI may agree to vary the terms of this Plan as to such employee, which terms are incorporated herein by reference.

         Section 3.3.     Insurance Policy.   Except as otherwise provided in
the Participation Agreement, the portion of the Death Benefit under the Policy payable to the Participant's Beneficiary upon the Participant's death shall be determined using the Schedule set forth in Exhibit B attached hereto and hereby made a part hereof. As a Participant's salary increases to higher salary ranges as set forth in Exhibit B, if the Participant meets the other eligibility requirements, the Participant shall have the option of purchasing additional life insurance coverage, subject to all of the terms and conditions of this Plan, the Participation Agreement, the Collateral Assignment, and any additional documents related thereto or executed to increase such coverage, all in the manner as determined by the Committee from time to time. The salary ranges and the portions of the Death Benefit as set forth in Exhibit B may be changed at any time by the Committee.

                                   ARTICLE IV

                              PREMIUM ARRANGEMENT

         Section 4.1.     Ownership of the Policy.   The Participant will own
the Policy and may exercise the rights which the Policy grants to the owner, subject to this Plan, the Participation Agreement, and the Collateral Assignment. The Policy shall be delivered by CPC to CPI as agent for the Participant, and the Participant hereby directs CPI to retain possession of the Policy hereafter as his agent, provided that the Participant may request to inspect the Policy during regular business hours, and such request shall not be unreasonably denied.

         Section 4.2.     Payment of the Premiums.

                 (a) The Participant and CPI will each pay a portion of the Premiums until the occurrence of a Reimbursement Trigger. The Participant will pay such portion of each Premium as provided in the Participation Agreement, and CPI will pay the rest of the Premium until the occurrence of a Reimbursement Trigger. Procedurally, CPI will pay the total amount of each Premium to the Insurer as it becomes due, and the Company shall withhold amounts from the Participant's wages sufficient to pay his share of the Premiums, provided that (i) to the extent specifically provided in clauses (1) or (2) of Section 1.3(y) hereof, the Participant will be required to pay his portion of the Premiums directly to CPI, and (ii) if a trust is a party to the Participation Agreement rather than the Participant, the Participant's share of the Premiums shall





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be paid to CPI by the trust as required.  By the execution of the Participation
Agreement, the Participant consents to the withholding.

                 (b) Notwithstanding anything herein to the contrary, CPI will have no obligation to pay any portion of any Premiums after the occurrence of a Reimbursement Trigger.

         Section 4.3.     CPI's Right to Reimbursement.

                 (a) Within 60 days following the occurrence of a Reimbursement Trigger, the Participant must either (1) reimburse CPI for the total Premiums CPC and CPI have paid (excluding the total amount of Premiums paid by the Participant through withholding or otherwise), or (2) transfer ownership of the Policy to CPI by signing such forms as CPI deems necessary.
To the extent permitted by the Insurer, the cash surrender value of the Policy may be used to reimburse CPI for all or part of the Premiums CPC and CPI have paid. Upon timely making such reimbursement, the Participant and CPI will promptly cancel the Collateral Assignment and so notify the Insurer, and the Participant will own the Policy free and clear of the Collateral Assignment.
If the Participant transfers the Policy to CPI, all of the Participant's rights in the Policy, the Participation Agreement and this Plan will automatically terminate, and CPI will own the Policy free and clear. If the Participant does not timely make such reimbursement or transfer of the Policy, the Participant will be in Default and will forfeit to CPI all Policy values. For example, after Default CPI may surrender the Policy and receive the Policy's cash surrender value or hold the Policy until the Participant's death and receive the entire Death Benefit.

                 (b) If the Participant dies after the occurrence of a Reimbursement Trigger and before the Participant reimburses CPI or transfers the Policy as provided in Section 4.4(a) hereof, and before the Participant Defaults, then in lieu of such reimbursement or transfer CPI shall be entitled to a share of the Death Benefits as set forth in Section 4.5 below.

                 (c) Any payments made to CPI under a Policy in connection with CPI's right to reimbursement as set forth in this Article IV shall be made first from Policy values attributable to Dividends. The Participant will have no interest in Policy values attributable to Dividends except to the extent such values exceed CPI's interest in the Policy.

         Section 4.4.     Sharing of the Death Benefits.   If the Participant
dies before the occurrence of a Reimbursement Trigger, the Insurer will pay CPI, except as otherwise provided in the Participation Agreement, an amount from the Death Benefit equal to the total Premiums paid by CPC and CPI (excluding the Premiums the Participant paid through withholding or otherwise), and the Participant's Beneficiary will receive the amount specified by the Participation Agreement, which shall be the remainder of the Death Benefit.
The Death Benefit attributable to Dividends will be allocated first to CPI's share. In no event will the amount payable to CPI exceed the Death Benefit. The beneficiary designation provisions of the Policy





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shall comply with these provisions, and in the case of any discrepancy the terms of this Plan shall govern the distribution of the Death Benefit.

         Section 4.5.     Securing CPI's Rights to Reimbursement and Death
Benefits.

                 (a) Each Participant who signed a Participation Agreement also signed a Collateral Assignment to secure payment of the Liabilities.
Under the Collateral Assignment, the Participant assigned to CPI (or, in the case of a Participant in the Predecessor Plan, to CPC, which in turn assigned to CPI (with the Participant's consent)), all of his Policy Rights, except the following rights which the Participant retains and may exercise in his sole discretion: (1) Policy Rights to make a gift of his interest in the Policy in accordance with Section 4.8 hereof, (2) to designate a Beneficiary of his share of any Death Benefit, and (3) to select any optional mode of settlement thereof. The Policy Rights of CPI include, but are not limited to, the right to surrender the Policy after Default and the right to exchange the Policy for another cash value whole life insurance policy, whether issued by the Insurer or another life insurance company.

                 (b) CPI may exercise any Policy Right it possesses, as it elects in its sole and absolute discretion, subject, however, to the following limitations:

                          (1) Prior to Default or plan termination, CPI will not surrender or partially surrender the Policy, borrow under the Policy, or withdraw cash from the Policy; and

                          (2) until the occurrence of a Reimbursement Trigger, CPI will direct the Insurer to apply Dividends to purchase paid-up additional insurance.

The foregoing will not in any way limit the rights of CPI to: (i) surrender the Policy after Default, (ii) exchange the Policy at any time as provided in paragraph (a) above, or (iii) direct the Insurer after the occurrence of a Reimbursement Trigger to pay Premiums with Dividends, through the surrender of Policy values, or through a combination of Dividends and surrendered values.

         Section 4.6.     The Participant's Basic and Supplemental Term
Insurance Coverage Will Be Terminated.   The Company may provide employees with
basic term insurance coverage, and the Company may have an arrangement under which employees may purchase supplemental term insurance coverage. When an employee becomes a Participant, the basic term insurance coverage and supplemental term insurance coverage provided thereunder will terminate on the
effective date of his participation in this Plan.    The Participant consents
to the termination of such coverages and upon such termination waives, for himself and on behalf of his Beneficiaries, any benefits under such coverages.

         Section 4.7.     The Participant May Make a Gift of His Interest.
The Participant may at any time make a gift of his interest in the Policy. To do this the Participant must sign such forms as the Insurer and the Committee may require. Upon signing such forms the recipient shall be





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substituted as the owner of the Policy and shall be subject to the terms and conditions of the Participation Agreement and the Collateral Assignment, the recipient's rights shall be subject to this Plan, and the Participant shall have no further interest.

         Section 4.8. The Participant's Interest Is Exempt from Creditors. Neither the Participant's nor the Beneficiary's interest in the Policy, nor any rights in the Participation Agreement or this Plan shall be subject in any manner to (1) any claims of any creditor of the Participant, (2) the debts, contracts, liabilities or torts of the Participant, or (3) voluntary or involuntary transfers to, on behalf of, or on account of any creditor of the Participant. No future right, expectancy, distribution or payment pursuant to this Plan to the Participant, any successor to the Participant, or any Beneficiary, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, provided that gifts may be made as provided in Section 4.8 hereof. If any person or entity attempts to take any action contrary to this Section, and if this Section is enforceable under applicable law, such action will have no effect, and CPI and the Participant will disregard the action, will not in any manner be bound by it, and will not incur any liability on account of it or the disregard of it.

         Section 4.9.     Rights in the Policy.   Prior to satisfaction of the
Liabilities under Section 4.4 of this Plan and in accordance with Section 4.6 of this Plan, the Participant will not sell, assign, transfer, borrow against, surrender or cancel the Policy, nor change the Dividend election, without the prior written consent of CPI.

         Section 4.10.    Merger or Consolidation of CPI.   If CPI merges or
consolidates with another entity, or if another entity purchases substantially all of the assets or outstanding stock of CPI, CPI shall either (i) arrange for the successor or acquiring entity to assume the obligations of CPI under this Plan and the Participation Agreements so that the Participants' rights will continue, or (ii) arrange for a trust to be established which shall assume the obligations of CPI under this Plan and the Participation Agreements so that the Participants' rights will continue. Such a trust would be funded with CPI's interest in the Policies under the Collateral Assignments and its related rights and any amounts necessary to pay CPI's share of all of the future Premiums on the Policies of all Participants (until the anticipated occurrence of a Reimbursement Trigger). The establishment, funding, and the provisions of such a trust would be determined in the sole and absolute discretion of CPI.

         Section 4.11.    Cooperation.   The Participant and CPI will take
such action as is necessary to carry out the provisions of this Plan with the intention of maintaining a split-dollar insurance arrangement between the Participant and CPI. The Participant will sign such forms as CPI, the Committee or the Insurer may require as a condition of participation.





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


                                   ARTICLE V

                                CLAIM PROCEDURE

         Section 5.1.     Claim Procedure.

                 (a) Claims for benefits under the Plan shall be submitted in writing to the Committee or a person designated by the Committee for this purpose.

                 (b) The Administrator shall provide notice in writing to any person whose claim for benefits has been denied within 90 days after the receipt of the claim. Such 90-day notice shall be extended for an additional 90 days if the Administrator determines that such an extension of time is necessary to process the claim and so advises the claimant within 90 days after the receipt of the claim. Such notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. Such notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect his claim; and shall explain why such material or information is necessary. Such notice shall also explain the Plan's claims review procedure. A claim for benefits shall be deemed denied for purposes of proceeding to the review stage if the Administrator does not provide written notice to the claimant within the foregoing time period.

                 (c) The Committee shall afford to any person whose claim for benefits has been denied a reasonable opportunity for a full and fair review of the decision denying the claim. The claimant or his duly authorized representative shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of his claim. Within 60 days after, or as part of, a timely request for review, the claimant may submit issues and comments in writing and may review pertinent documents.

                 (d) Upon receipt of a timely request for review, the Committee may, in its discretion, designate one or more persons to hear the claimant's request and inquire into the merits of the claim. Such designee(s) shall meet promptly with the claimant and his duly authorized representative and shall hear such arguments and examine such documents as the claimant or his representative shall present. The designee(s) shall then report his (their) findings to the Committee orally or in writing.

                 (e) A decision of the Committee on review of a claim shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and setting forth specific references to the pertinent Plan provisions on which the decision is based.
The decision shall be made promptly but not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing. In such case, the claimant shall be advised in writing prior to the expiration of the initial 60-day





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period that a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. A claim shall be deemed denied on review if the decision on review is not furnished to the claimant within the foregoing time period.

                                   ARTICLE VI

                       AMENDMENT AND TERMINATION OF PLAN

         Section 6.1.     Amendment and Termination of the Plan.   CPI shall
have the right to amend this Plan in any respect, in whole or in part, or may terminate this Plan, at any time and from time to time, subject to the Participants' rights, if any, established at such time pursuant to the Participation Agreements (the definition of Reimbursement Trigger under Section 1.3(y) hereof includes a termination of this Plan and any amendment of this Plan which causes a Reimbursement Trigger). Such action may be accomplished through duly authorized action by the Board of Directors of CPI or, with respect to amendments only, through duly authorized action of the Plan Administrator.


                                  ARTICLE VII

                                 MISCELLANEOUS

         Section 7.1.     No Guarantee of Employment.   Neither this Plan nor
any action taken hereunder shall be construed as a contract of employment between the Company and any Participant, to be a consideration for, or an inducement or condition of, the employment of a Participant, or as giving any Participant any right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge any Participant at any time.

         Section 7.2.     Gender and Number.   For purposes of this Plan
document, the masculine pronouns shall be construed to include the feminine, the feminine shall be construed to include the masculine, the singular to include the plural, and the plural to include the singular.

         Section 7.3. Additional Information. Each Participant, and each employee who is eligible to participate in the Plan and desires to participate in the Plan, shall furnish to the Company such documents, evidence or other information as is necessary or desirable for the purpose of administering this Plan, and it shall be a condition of participation in this Plan that each such employee furnish such information promptly and sign such documents as the Committee may require before any benefit becomes payable under this Plan.

         Section 7.4.     Incapacity of Recipient.   If the Committee
determines that any person entitled to payments under this Plan is incapable of personally receiving any such payment, then, unless and until a claim shall have been made by a duly appointed legal guardian or other legal representative of such person, the Committee may cause any or all payments hereunder becoming





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due to such person to be made to any other person or institution for the incapable person's benefit if such person or institution is then contributing toward or providing for the care and maintenance of the incapable person, and neither the Committee nor CPI shall have any responsibility to follow the application of amounts so paid. Payments made pursuant to this provision shall completely discharge CPI, the Committee, and the Plan of any liability for or in any way relating to such payments.

         Section 7.5.     Applicable Law.   This Plan and all rights hereunder
are governed by ERISA, and to the extent that any state law is applicable, the provisions of this Plan shall be construed, regulated, and administered under the laws of the State of Illinois (without regard to its conflict of law rules).





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


         IN WITNESS WHEREOF, CPI has caused this Plan to be adopted by its duly authorized officer as of January 1, 1998.


(SEAL)                                  CORN PRODUCTS
                                        INTERNATIONAL, INC.

ATTEST:

By:                                        By:
    -------------------------                  -------------------------
    Print Name:                                Print Name:
    Secretary                                  Print Title:





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                                   EXHIBIT A


                            PARTICIPATING COMPANIES


           COMPANY                               EFFECTIVE DATE OF PARTICIPATION
Corn Products International, Inc.                         January 1, 1998
Enzyme Bio-Systems Ltd.                                   January 1, 1998

                                   EXHIBIT B


                         SCHEDULE OF PORTION OF POLICY
             DEATH BENEFIT PAYABLE TO THE PARTICIPANT'S BENEFICIARY



                                                       PORTION OF POLICY
    RANGE OF EMPLOYEE'S                              DEATH BENEFIT PAYABLE
    ANNUAL BASE SALARY                         TO THE PARTICIPANT'S BENEFICIARY
$ 70,000.00 - $ 79,999.99                                 $  250,000.00
$ 80,000.00 - $ 99,999.99                                 $  350,000.00
$100,000.00 - $149,999.99                                 $  500,000.00
$150,000.00 - $199,999.99                                 $  750,000.00
$200,000.00 - $299,999.99                                 $1,000,000.00
$300,000.00 or more                                       $1,500,000.00





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